UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 18, 2022

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York New York	001-39013 001-04471	83-3933743 16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P. O. Box 4505, 201 Merritt 7
Norwalk, Connecticut
06851-1056
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 203-849-5216
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Common Stock, $1.00 par value	XRX	Nasdaq Global Select Market
Securities registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 18, 2022, Keith Cozza and Cheryl G. Krongard each informed the Board of Directors of Xerox Holdings Corporation (the “Company”) that they would not stand for election as directors at the Company’s 2022 annual meeting of shareholders. Their respective decisions not to stand for election were not due to any disagreement with respect to the operations, policies or practices of the Company. The Company thanks them for their many significant contributions in helping to guide the transformation of the Company. Mr. Cozza and Ms. Krongard will also step down as directors of Xerox Corporation on the date of the Company’s 2022 annual meeting of shareholders and the size of the Xerox Corporation Board will be reduced from ten to eight.
The size of the Company’s Board of Directors has been reduced from ten to eight effective the day of the Company’s 2022 annual meeting of shareholders.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX HOLDINGS CORPORATION

By:	/s/ Douglas H. Marshall
Name: Douglas H. Marshall
Title: Assistant Secretary
Date: March 24, 2022

XEROX CORPORATION

By:	/s/ Douglas H. Marshall
Name: Douglas H. Marshall
Titles: Assistant Secretary
Date: March 24, 2022